Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC”, CHANGING ITS NAME FROM “RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC” TO “LMF COMMERCIAL MORTGAGE SECURITIES, LLC”, FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 2020, AT 11:32 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6032606 8100	Authentication: 202325346
SR# 20200825241	Date: 02-05-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Rialto Commercial Mortgage Securities, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

LMF Commercial Mortgage Securities, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 5th day of February, A.D. 2020.

DocuSigned by:
By:	/s/ Mark Sustana
147E737ED065476…
Authorized Person(s)

Name:	Mark Sustana
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:32 AM 02/05/2020
FILED 11:32 AM 02/05/2020
SR 20200825241 - File Number 6032606

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 2016, AT 4:15 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6032606 8100	Authentication: 202253957
SR# 20162789105	Date: 05-03-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC

This Certificate of Formation of RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.           The name of the Company is RIALTO COMMERCIAL MORTGAGE SECURITIES, LLC.

2.           The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.           The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 3rd day of May, 2016.

/s/ Liat Heller
Name: Liat Heller
Title: Authorized Person

State of Delaware
Secretary of State
MIAMI 4988733.1 78831/43479	Division of Corporations Delivered 04:15 PM 05/03/2016 FILED 04:15 PM 05/03/2016 SR 20162789105 - File Number 6032606